Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147449 of Vulcan Materials Company on Form S-8 of our report relating to the financial statements and supplemental schedule of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan dated June 27, 2013, appearing in this Annual Report on Form 11-K of Vulcan Materials Company Construction Materials Divisions Hourly Employee Savings Plan for the year ended December 31, 2012.

/s/DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 27, 2013

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